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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K


Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  JANUARY 10, 1995



                               THE TIMKEN COMPANY
             (Exact name of registrant as specified in its charter)



          Ohio                         1-1169              34-0577130
- - --------------------------          ------------       -------------------
(State or other jurisdiction of     (Commission         (I.R.S. employer
 incorporation or organization)      File No.)         identification no.)



  1835 Dueber Avenue, S.W., Canton, Ohio                   44706-2798
  ----------------------------------------                 ----------
  (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  (216) 438-3000





                              (Not Applicable)
          -----------------------------------------------------------
          (Former name or former address if changed from last report)





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Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

                 On January 10, 1995, The Timken Company, an Ohio corporation (the "Registrant"), and Rail Bearing Service Corporation, a Virginia corporation and a wholly-owned subsidiary of the Registrant ("RBS
Acquisition"), acquired substantially all of the assets, and assumed certain of the liabilities, of Rail Bearing Service, Inc., a Virginia corporation ("RBS").

                 RBS sells and services bearings and related parts for use in railroad rolling stock and other equipment. Revenues are derived from inspection and repair of freight car roller bearings and sale of replacement bearings and remanufactured parts. RBS had sales of less than $50 million in 1994. RBS Acquisition currently intends to continue the business formerly conducted by RBS.

                 Neither RBS nor the shareholders, directors or officers of RBS had any material relationship with or to the Registrant or its affiliates or any director or officer of the Registrant or associate of any such director or officer, except that RBS was the Registrant's authorized representative in the inspection, repair, remanufacture and sale of railroad bearings.

Item 7.  Financial Statements, Pro Forma Financial Information
         -----------------------------------------------------
         and Exhibits
         ------------

         (a), (b) & (c)  Financial Statements of Business Acquired;
                         Pro Forma Financial Information; Exhibits

                         The Registrant is in the process of
                         confirming that the acquisition is not
                         significant to Registrant based upon
                         Registrant's 1994 financial statements.
                         Registrant will file the required
                         financial statements and exhibits by
                         March 24, 1995 if the acquisition of
                         RBS is determined to be significant.





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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE TIMKEN COMPANY


Date:    January 24, 1995                       By: /s/ Gene E. Little
                                                    -----------------------
                                                Title: Vice President -
                                                        Finance